UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
CHURCHILL DOWNS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHURCHILL DOWNS INCORPORATED
 700 CENTRAL AVENUE
 LOUISVILLE, KENTUCKY 40208

Dear Shareholder:

        We previously delivered our Proxy Statement for the Annual Meeting of Shareholders to be held on June 28, 2007. Page 45 of the Proxy Statement contained certain inadvertent errors. A corrected copy is set forth on the following page and supersedes page 45 of the Proxy Statement, prior to the sub-heading "Employment Agreements," in its entirety.

Sincerely,

REBECCA C. REED Senior Vice President and Secretary

May 18, 2007

Potential Payments Upon Termination or Change of Control

        The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to the named executive officers of the Company in the event of a termination of employment or a change in control of the Company. The amount of compensation payable to each named executive officer in each situation upon termination of the executive as of December 31, 2006 is listed in the table below.

Name	Cash Severance Payment	Continuation of Medical/ Welfare Benefits (present value)	Acceleration and Continuation of Equity Awards(1)	Excise Tax Gross-up	Total Benefits
Robert L. Evans
Involuntary or good reason termination	-0-	-0-	-0-	-0-	-0-
Involuntary termination after change in control	-0-	-0-	$2,174,120	$265,202	$2,439,322
Thomas H. Meeker(2)
Involuntary or good reason termination	$1,501,740	$15,181	$169,390	-0-	$1,686,311
Involuntary or good reason termination after change in control	$1,501,740	$15,181	$169,390	-0-	$1,686,311
Michael E. Miller
Involuntary termination	$150,612	-0-	-0-	-0-	$150,612
Involuntary termination after change in control	$150,612	-0-	$239,543	-0-	$390,155
William C. Carstanjen
Involuntary or good reason termination	$887,680	$7,590	$320,453	-0-	$1,215,723
Involuntary or good reason termination after change in control	$887,680	$7,590	$320,453	$82,292	$1,298,015
C. Kenneth Dunn
Involuntary termination	$116,087	-0-	-0-	-0-	$116,087
Involuntary termination after change in control	$116,087	-0-	$144,322	-0-	$260,409
Steven P. Sexton
Involuntary termination	$273,182	-0-	-0-	-0-	$273,182
Involuntary termination after change in control	$273,182	-0-	$151,808	-0-	$424,990
Andrew G. Skehan
Termination	$788,590	$15,181	-0-	-0-	$803,771

(1)
Unamortized expense as of December 31, 2006.

(2)
See the Pension Benefits table for a description of certain amounts payable to Mr. Meeker pursuant to the Company's Supplemental Benefit Plan.

        Letter Agreement.    Mr. Sexton became President of Churchill Downs Racetrack pursuant to a letter agreement dated December 10, 2002. The letter provided Mr. Sexton with base compensation of $257,500 and certain automobile and relocation expenses. The letter provides that Mr. Sexton will receive one (1) year's base compensation if his employment with the Company is terminated for any reason other than "just cause", as defined in the letter, subject to his execution of a release agreement.